Exhibit 99.1


                         ANNUAL SERVICER'S CERTIFICATE

                            AMERICAN EXPRESS TRAVEL
                         RELATED SERVICES COMPANY, INC.

         ------------------------------------------------------------------

                          AMERICAN EXPRESS MASTER TRUST

         ------------------------------------------------------------------

     The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc., as Servicer ("TRS"), pursuant to the Amended and Restated Master Pooling and Servicing Agreement dated as of May 1, 1998 (as amended and supplemented, the "Agreement"), by and among TRS, as Servicer, American Express Centurion Bank, a Utah banking institution, and American Express Receivables Financing Corporation, each as Transferor, and The Bank of New York, as trustee (the "Trustee"), does hereby certify to the best of his knowledge after reasonable investigation that:

     1. TRS is as of  the  date   hereof   the  Servicer  under  the  Agreement.
Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement.

     2. The undersigned is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

     3. This Certificate is delivered pursuant to Section 3.05 of the Agreement.

     4. A review of the activities of the Servicer during the calendar year ended December 31, 1999 and of its performance under the Agreement was conducted under my supervision.

     5. Based on such review, to the best of my knowledge, the Servicer has fully performed all its obligations under the Agreement throughout such calendar year and no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default has occurred and is continuing except as set forth in paragraph 6 below.

     6. The following is a description of each Servicer Default in the performance of the Servicer's obligations or Early Amortization Event under the provisions of the Agreement known to me to have been made during the calendar year ended December 31, 1999, which sets forth in detail (i) the nature of each such Servicer Default or Early Amortization Event, (ii) the action taken by the Servicer, if any, to remedy each such Servicer Default or Early Amortization Event, and (iii) the current status of each such default: NONE.

     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Certificate this 14th day of March, 2000.

                                 AMERICAN EXPRESS TRAVEL RELATED
                                 SERVICES COMPANY, INC., as Servicer

                                 By:  /s/  Lawrence Fazzari
                                     ------------------------------
                                     Name:  Lawrence Fazzari
                                     Title: Vice President - Business Results

                                                             EXHIBIT 99.2




REPORT OF INDEPENDENT ACCOUNTANTS


American Express Travel Related Services Company, Inc.
3 World Financial Center
200 Vesey Street
New York, New York 10285

American Express Centurion Bank
6985 Union Park Center, Suite 235
Midvale, UT 84047

American Express Receivables Financing Corporation
3 World Financial Center
200 Vesey Street
New York, New York 10285

         and

The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286

We have audited in accordance with auditing standards generally accepted in the United States the consolidated balance sheet of American Express Travel Related Services Company, Inc. (the "Company") as of December 31, 1999, and the related consolidated statements of income, shareholder's equity, and cash flows for the year then ended, and have issued our report thereon dated February 3, 2000.

In connection with our audit, nothing came to our attention that caused us to believe that the Company failed to comply with the terms, covenants, provisions, or conditions of Articles III and IV and Section 8.08 of the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1998 as supplemented by the Series' 1992-2, 1993-1, 1994-1, 1994-2, 1994-3, 1996-1,
1996-2, and 1998-1 Supplements (together the "Agreement"), among the Company, as Servicer, American Express Receivables Financing Corporation ("RFC") and American Express Centurion Bank ("Centurion"), as Transferors, and The Bank of New York ("BONY"), as Trustee on behalf of the Certificateholders of the Trust, insofar as they relate to accounting matters. However, our audit is not directed primarily toward obtaining knowledge of such noncompliance. Also, it should be understood that we make no representations as to questions of legal interpretation.

This report is intended solely for the information and use of the Company, RFC, Centurion, BONY, Moody's Investors Services and Standard & Poor's Corporation and is not intended to be and should not be used by anyone other than these specified parties. However, this report is a matter of public record, as a result of inclusion as an exhibit to the Annual Report to Shareholders on Form 10-K filed by RFC on behalf of the Trust, and its distribution is not limited.


/s/ Ernst & Young LLP

March 15, 2000

REPORT OF INDEPENDENT ACCOUNTANTS



American Express Travel Related Services Company, Inc.
3 World Financial Center
200 Vesey Street
New York, New York 10285

American Express Centurion Bank
6985 Union Park Center, Suite 235
Midvale, UT 84047

American Express Receivables Financing Corporation
3 World Financial Center
200 Vesey Street
New York, New York 10285

         and

The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286

We have examined management's assertion that American Express Travel Related Services Company, Inc. ("TRS"), a wholly owned subsidiary of American Express Company ("American Express"), maintained internal control policies and procedures over the functions performed as Servicer of the American Express Master Trust (the "Trust") that are effective, as of December 31, 1999, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1998, as supplemented by the Series' 1992-2, 1993-1, 1994-2, 1994-3, 1996-1, 1996-2, and
1998-1 Supplements (together the "Agreements"), among TRS as Servicer, American Express Receivables Financing Corporation ("RFC") and American Express Centurion Bank ("Centurion"), as Transferors, and The Bank of New York, as Trustee on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports. This assertion is included in the accompanying report of management titled, "Report of Management on Master Trust Internal Control Policies and Procedures and Pooling and Servicing Agreement Compliance" (the "Report").

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants, and accordingly, included obtaining an understanding of the internal control policies and procedures over the functions performed by TRS as Servicer of the Trust, testing and evaluating the design and operating effectiveness of the policies and procedures, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any internal control policy and procedure, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the control structure policies and procedures over the functions performed by TRS as Servicer of the Trust to future periods are subject to the risk that the policies and procedures may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion that TRS maintained internal control policies and procedures over the functions performed as Servicer of the Trust that are effective, as of December 31, 1999, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreement between TRS as Servicer, RFC and Centurion as Transferors, and The Bank of New York, as Trustee on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the criteria specified in the Report.

This report is intended solely for the information and use of the Board of Directors and management of TRS as Servicer, RFC and Centurion as Transferors, and The Bank of New York as Trustee on behalf of the Certificateholders of the Trust, and is not intended to be and should not be used by anyone other than these specified parties. However, this report is a matter of public record, as a result of inclusion as an exhibit to the Annual Report to Shareholders on Form 10-K filed by RFC on behalf of the Trust, and its distribution is not limited.



/s/ Ernst & Young LLP

March 15, 2000

              REPORT OF MANAGEMENT ON MASTER TRUST INTERNAL CONTROL
                POLICIES AND PROCEDURES AND POOLING AND SERVICING
                              AGREEMENT COMPLIANCE


Internal Control Policies and Procedures
----------------------------------------

American Express Travel Related Services Company, Inc. ("TRS"), which is a wholly-owned subsidiary of American Express Company, is responsible for establishing and maintaining effective control structure policies and procedures over the functions performed as Servicer of the American Express Master Trust (the "Trust"). These policies and procedures are designed to provide reasonable assurance to TRS's management and board of directors that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in conformity with the Amended and Restated Master Pooling and Servicing Agreement dated as of May 1, 1998 as supplemented by Series' 1993-1, 1994-2, 1994-3, 1996-1, 1996-2 and 1998-1 Supplements (together the "Agreement"), among TRS as Servicer, American Express Receivables Financing Corporation ("RFC") and American Express Centurion Bank ("Centurion") as Transferors, and The Bank of New York as Trustee on behalf of the
Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports.

There are inherent limitations in any internal control policy and procedure, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even effective internal control policies and procedures can provide only reasonable assurance with respect to the achievement of any objectives of internal control. Further, because of changes in conditions, the effectiveness of the internal control policies and procedures may vary over time.

TRS has determined that the objectives of its control structure policies and procedures, with respect to servicing and reporting of transferred receivables, are to provide reasonable, but not absolute assurance that:

o Funds collected are appropriately allocated to the Trust in accordance with the Agreement.

o The addition of Accounts to the Trust are authorized in accordance with the Agreement.

o The removal of Accounts from the Trust are authorized in accordance with the Agreement.

o Trust assets amortizing out of the Trust are calculated in accordance with the Agreement.

o Daily records as specified in the Agreement are maintained and are available for inspection by the Trustee upon request.

o Monthly Servicer's Certificates are prepared and contain the required information in accordance with the Agreement.

o Monthly Servicer's Certificates generated pursuant to the Agreement are materially correct and are derived from and reconcile to the computer reports which are the source of such amounts contained in the reports.

o On an annual basis, the Servicer will deliver to the Trustee an Annual Servicer's Certificate.

o The payments to the Trustee are made by the Servicer in accordance with the Agreement.

TRS has assessed its internal control policies and procedures over the functions performed as Servicer of the Trust in relation to these criteria. Based upon this assessment, TRS maintained that, as of December 31, 1999, its internal control policies and procedures over the functions performed as Servicer of the Trust are effective in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and the transactions are executed in accordance with management's authorization in conformity with the Agreement among TRS as Servicer, RFC and Centurion as Transferors, and The Bank of New York as Trustee on behalf of the
Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports.

Pooling and Servicing Agreement Compliance
------------------------------------------

TRS is responsible for complying with the Agreement. TRS assessed its compliance, as of December 31, 1999 and for the annual compliance period then ended, with the relevant covenants and conditions identified in the Agreements. Based upon this assessment and the delivery of the independent accountant's letters pursuant to Section 3.06 (a) and (b) of the Agreement, TRS was in compliance, as of December 31, 1999 and for the annual compliance period then ended, with the relevant covenants and conditions identified in the Agreement. In addition, TRS did not identify any instances of noncompliance in performing the assessment.

March 15, 2000

            American Express Travel Related Services Company, Inc. by:







Date signed  3/29/00                 /s/ Maureen B. Tart-Bezer
            -----------------       ----------------------------
                                    Maureen B. Tart-Bezer
                                    Senior Vice President and
                                    Chief Financial Officer, TRS




Date signed  3/24/00                 /s/ Bill Taylor
            -----------------       ----------------------------
                                    Bill Taylor
                                    Senior Vice President and
                                    Chief Financial Officer, CCSG Finance




Date signed  3/23/00                 /s/ Lawrence Fazzari
            -----------------       ----------------------------
                                    Lawrence Fazzari
                                    Vice President, CCSG Business Results

                                                             EXHIBIT 99.3


                              Servicer's Certificate
             American Express Travel Related Services Company, Inc.
                                 Annual Statement
       Relating to the Period December 29, 1998 through December 26, 1999

                  ----------------------------------------------
                           American Express Master Trust
                  ----------------------------------------------

     The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc. ("TRS"), as Servicer pursuant to the Amended and Restated Master Pooling and Servicing Agreement dated as of May 1, 1998 (as amended, the "Agreement"), as supplemented by the Series Supplements, amongst TRS, American Express Receivables Financing Corporation ("RFC"), and American Express Centurion Bank (AECB) as Transferor, and The Bank of New York, as Trustee, does hereby certify the information set forth below.

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or Series Supplement as applicable. References herein to certain sections and subsections are references to the respective sections and subsections in the Agreement.

2.   TRS is Servicer under the Agreement.

3.   The undersigned is a Servicing Officer.

4. This Certificate relates to the period from December 29, 1998 through December 26, 1999.


A.   Information Regarding the American Express Master Trust

1.   Trust Principal Component at
            December 29, 1998.....                           $6,618,962,209.69

2.   Aggregate Invested Amounts at
            December 29, 1998.....                           $4,208,494,207.00

3.   Transferor Amount at
            December 29, 1998.....                           $2,410,468,002.69

4.   Trust Principal Component at
            December 26, 1999.....                           $7,068,822,423.11

5.   Aggregate Invested Amounts at
            December 26, 1999.....                           $3,679,393,678.00

6.   Transferor Amount at
            December 26, 1999.....                           $3,389,428,745.11


B. Information Regarding Performance of the American Express Master Trust Receivable Pool

1.   The aggregate Receivable balance as of

   (a) December 29, 1998 was equal to.....                   $6,823,672,381.13
   (b) December 26, 1999 was equal to.....                   $7,287,445,797.01

                         Servicer's Certificate
           American Express Travel Related Services Company, Inc.
      Relating to the Period December 29, 1998 through December 26, 1999


2.    The Yield Factor in effect from December 29, 1998 through
       December 26, 1999 was equal to.....                             3.0000%

3. (a)The aggregate amount of Collections on Receivables,
       exclusive of recoveries for the period December 29, 1998
       through December 26, 1999 was equal to.....          $55,166,513,308.78

3. (b)The aggregate balance of Receivables
       deposited to the Collection Account
       pursuant to Sections 2.04(d) and 3.03
       of the Agreement for the period December 29, 1998
       through December 26, 1999 was equal to.....          $            0.00

4.    The aggregate amount of Principal Collections
       for the period December 29, 1998 through December 26, 1999
       was equal to.....                                    $53,511,517,909.52

5.    The aggregate amount of Yield Collections
       for the period December 29, 1998 through December 26, 1999
       was equal to.....                                    $ 1,654,995,399.26

6.    Gross Losses
       [The aggregate amount of Receivables for all Accounts
       which became Defaulted Accounts during the period
       December 29, 1998 through December 26, 1999
       was equal to]...                                     $   206,812,403.00

7.    The aggregate amount of Recoveries
       for the period December 29, 1998 through December 26, 1999
       was equal to.....                                    $    58,539,041.81

8. (a)Net Losses [Gross Losses, less Recoveries]
       for the period December 29, 1998 through December 26, 1999
       was equal to.....                                    $   148,273,361.19

8. (b)The Default Amount [Net Losses, times
       (1 minus the Yield Factor)]
       for the period December 29, 1998 through December 26, 1999
       was equal to.....                                    $   143,825,160.35


C.    Information Regarding Performance of the American Express Master Trust
            Receivable Pool (Percentage Basis)

1.    The aggregate amount of Charge Volume and Fees
       for the period December 29, 1998 through
       December 26, 1999.....                               $55,837,099,127.66

2.    Computed yield as a percentage of Charge Volume
       and Fees [Yield Collections for the period
       December 29, 1998 through December 26, 1999 divided by the aggregate amount of Charge Volume and Fees for the
       period December 29, 1998 through December 26, 1999.....         2.9640%

                          Servicer's Certificate
           American Express Travel Related Services Company, Inc.
      Relating to the Period December 29, 1998 through December 26, 1999

3.    Gross Losses as a percentage of Charge Volume
       and Fees [Gross Losses, divided by the
       aggregate amount of Charge Volume and Fees for the
       period December 29, 1998 through December 26, 1999.....         0.3704%

4.     Recovery rate [Recoveries, divided by the
       aggregate amount of Charge Volume and Fees for the
       period December 29, 1998 through December 26, 1999.....         0.1048%

5.    Net Losses as a percentage of Charge Volume
       and Fees [Net Losses, divided by the
       aggregate amount of Charge Volume and Fees for the
       period December 29, 1998 through December 26, 1999.....         0.2655%

6.    Computed Net Yield as a percentage of Charge Volume
       and Fees [Yield Collections less net Net Losses,
       divided by the aggregate amount of Charge Volume and
       Fees for the period December 29, 1998 through
       December 26, 1999.....                                          2.6984%

7.    Mean monthly Payment rate
       [Average of the Average Monthly Payment Rates
       reported for the Due Periods in 1999].....                     81.5660%

8.    Mean Receivable turnover rate [Average of
       the Receivable Turnover Rates reported for the Due
       Periods in 1999].....                                           9.3399%








     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of February, 2000.




                                             American Express
                                             Travel Related Services
                                             Company, Inc.
                                             Servicer,


                                             By: /s/ Lawrence Fazzari
                                                ------------------------------
                                                Name:    Lawrence Fazzari
                                                Title:   Vice President
                                                         Business Results

            ------------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1992-2
            ------------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1992-2 Certificates


A. Information Regarding American Express Master Trust aggregated for the period December 29, 1998 through December 26, 1999 allocated to Series 1992-2.

1.     Yield Collections allocated to Series 1992-2.....     $   76,708,810.93

2.     Principal Collections allocated to
        Series 1992-2 during the Revolving Period,
        treated as Excess principal Collections.....         $2,480,251,553.39

3.     The Investor Default Amount allocated to
        Series 1992-2.....                                   $    6,485,763.11

4.     Total amount of Interest distributed to holders
        of Series 1992-2                                     $   17,489,418.00

5.     Total amount of Principal distributed to
        holders of Series 1992-2                             $  529,100,529.00







     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of February, 2000.





                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         -----------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            ------------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1993-1
            ------------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1993-1 Certificates


A. Information Regarding American Express Master Trust aggregated for the period December 29, 1998 through December 26, 1999 allocated to Series 1993-1.

1.     Yield Collections allocated to Series 1993-1.....     $  183,295,016.09

2.     Principal Collections allocated to
        Series 1993-1 during the Revolving Period,
        treated as Excess principal Collections.....         $5,926,538,853.46

3.     The Investor Default Amount allocated to
        Series 1993-1.....                                   $   15,875,209.31

4.     Total amount of Interest distributed to holders
        of Series 1993-1                                     $   34,170,634.92

5.     Total amount of Principal distributed to
        holders of Series 1993-1                             $            0.00







     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of February, 2000.





                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         ----------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            ------------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1994-2
            ------------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1994-2 Certificates


A. Information Regarding American Express Master Trust aggregated for the period December 29, 1998 through December 26, 1999 allocated to Series 1994-2.

1.     Yield Collections allocated to Series 1994-2.....     $   91,647,507.90

2.     Principal Collections allocated to
        Series 1994-2 during the Revolving Period,
        treated as Excess principal Collections.....         $2,963,269,422.06

3.     The Investor Default Amount allocated to
        Series 1994-2.....                                   $    7,937,604.64

4.     Total amount of Interest distributed to holders
        of Series 1994-2                                     $   24,153,174.60

5.     Total amount of Principal distributed to
        holders of Series 1994-2                             $            0.00







     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of February, 2000.





                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         -----------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            ------------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1994-3
            ------------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1994-3 Certificates


A. Information Regarding American Express Master Trust aggregated for the period December 29, 1998 through December 26, 1999 allocated to Series 1994-3.

1.     Yield Collections allocated to Series 1994-3.....     $   91,647,507.90

2.     Principal Collections allocated to
        Series 1994-3 during the Revolving Period,
        treated as Excess principal Collections.....         $2,963,269,422.06

3.     The Investor Default Amount allocated to
        Series 1994-3.....                                   $    7,937,604.64

4.     Total amount of Interest distributed to holders
        of Series 1994-3                                     $   24,938,095.20

5.     Total amount of Principal distributed to
        holders of Series 1994-3                             $            0.00







     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of February, 2000.




                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         -----------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            ------------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1996-1
            ------------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1996-1 Certificates


A. Information Regarding American Express Master Trust aggregated for the period December 29, 1998 through December 26, 1999 allocated to Series 1996-1.

1.     Yield Collections allocated to Series 1996-1.....     $  296,492,073.27

2.     Principal Collections allocated to
        Series 1996-1 during the Revolving Period,
        treated as Excess principal Collections.....         $9,586,577,035.84

3.     The Investor Default Amount allocated to
        Series 1996-1.....                                   $   25,679,223.71

4.     Total amount of Interest distributed to holders
        of Series 1996-1                                     $   58,040,991.28

5.     Total amount of Principal distributed to
        holders of Series 1996-1                             $            0.00







     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of February, 2000.





                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         -----------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            ------------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1996-2
            ------------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1996-2 Certificates


A. Information Regarding American Express Master Trust aggregated for the period December 29, 1998 through December 26, 1999 allocated to Series 1996-2.

1.     Yield Collections allocated to Series 1996-2.....     $   93,629,075.68

2.     Principal Collections allocated to
        Series 1996-2 during the Revolving Period,
        treated as Excess principal Collections.....         $3,027,340,113.63

3.     The Investor Default Amount allocated to
        Series 1996-2.....                                   $    8,109,228.53

4.     Total amount of Interest distributed to holders
        of Series 1996-2                                     $   18,188,085.45

5.     Total amount of Principal distributed to
        holders of Series 1996-2                             $            0.00







     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of February, 2000.





                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         -----------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results

            ------------------------------------------------------
            American Express Travel Related Services Company, Inc.
                American Express Master Trust, Series 1998-1
            ------------------------------------------------------

         Schedule - to Year End Servicer's Certificate with respect to the Series 1998-1 Certificates


A. Information Regarding American Express Master Trust aggregated for the period December 29, 1998 through December 26, 1999 allocated to Series 1998-1.

1.     Yield Collections allocated to Series 1998-1.....     $  305,491,693.67

2.     Principal Collections allocated to
        Series 1998-1 during the Revolving Period,
        treated as Excess principal Collections.....         $9,877,564,761.99

3.     The Investor Default Amount allocated to
        Series 1998-1.....                                   $   26,458,682.20

4.     Total amount of Interest distributed to holders
        of Series 1998-1                                     $   62,521,164.00

5.     Total amount of Principal distributed to
        holders of Series 1998-1                             $            0.00







     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 28th day of February, 2000.





                                      American Express
                                      Travel Related Services Company, Inc.
                                      Servicer,


                                      by: /s/ Lawrence Fazzari
                                         -----------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results